EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Form 10-K of Carrollton Bancorp for the year ended December 31, 2004, I, Barbara M. Broczkowski, Senior Vice President and Chief Financial Officer of Carrollton Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes/Oxley Act of 2002, to the best of my knowledge and belief, that:

        (1)   such Form 10-K for the year ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   the information contained in such Form 10-K for the year ended December 31, 2004, fairly presents, in all material respects, the financial conditions and results of operations of Carrollton Bancorp.

/s/ Barbara M. Broczkowski Barbara M. Broczkowski Senior Vice President and Chief Financial Officer

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